Exhibit 99.1

Veritiv Announces Fourth Quarter and Full Year 2014 Financial Results

Reports Full Year Pro Forma Adjusted EBITDA of $154 Million, On Track for Multi-Year Synergy Capture, Sets Financial Guidance for Fiscal Year 2015

3/23/2015

ATLANTA -- Veritiv Corporation (NYSE: VRTV), a North American leader in business-to-business distribution solutions, today announced financial results for its fourth quarter and full year ended December 31, 2014.

"Veritiv delivered solid results for 2014. We made significant progress on our financial commitments and continued to execute our integration plan, while keeping our customers at the center of our work. We are building a strong foundation for future success, and I am confident in the ability of the Veritiv team to deliver on our commitments for 2015," said Mary Laschinger, Chairman and CEO.

For the three months ended December 31, 2014 compared to the three months ended December 31, 2013 (on a pro forma basis):

•	Net sales were $2.4 billion, a decrease of 4.6% from the prior year.
•	Adjusted EBITDA was $40.3 million, a decrease of 5.6% from the prior year.
•	Adjusted EBITDA as a percentage of net sales was 1.7%, flat with the prior year.

For the year ended December 31, 2014 (on a pro forma basis):

•	Net sales were $9.3 billion, a decrease of 4.4% from the prior year.
•	Adjusted EBITDA was $153.6 million, a decrease of 4.8% from the prior year.
•	Adjusted EBITDA as a percentage of net sales was 1.6%, flat with the prior year.

The net loss, as reported, for the three and twelve months ended December 31, 2014 was $14.0 million and $19.6 million respectively.

“We are making good progress on our goal for synergy capture, pulling our work forward, while staying on track to ultimately deliver net synergies in the range of $150 million to $225 million. As a result, Veritiv is well-positioned to drive long-term shareholder value,” said Stephen Smith, Senior Vice President and Chief Financial Officer.

The company expects Adjusted EBITDA for 2015 in the range of $165 to $175 million, which is in line with its long term guidance to improve Adjusted EBITDA by an incremental $100 million over its first few years post Merger.

Veritiv Corporation will host a live conference call and webcast today, March 23, 2015, at 10:00 AM (ET) to discuss its fourth quarter and fiscal year 2014 financial results. All interested parties are invited to listen online at ir.veritivcorp.com. A replay of the call and webcast will be available online at ir.veritivcorp.com shortly after the live webcast is completed.

Important information regarding GAAP and pro forma operating results and related reconciliations of non-GAAP financial measures to the most comparable GAAP measures can be found in the schedules and related footnotes to this press release, which should be thoroughly reviewed.

When reviewing the reconciliations included in the non-GAAP measures, please note that certain information is on a pro forma basis. The pro forma information includes historical Unisource Worldwide, Inc. ("Unisource") results, other purchase accounting adjustments and adjustments for one-time costs as if the Merger of the legacy xpedx business and UWW Holdings, Inc., the parent company of Unisource, had occurred on January 1, 2013.

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About Veritiv

Veritiv Corporation (NYSE: VRTV), with executive offices in Atlanta, and significant operations in the Greater Cincinnati, Ohio area, is a North American leader in business-to-business distribution solutions. Serving customers across virtually every industry, Veritiv provides print, publishing, packaging, facility and logistics solutions that help shape the success of its customers.  Established in 2014, following the Merger of International Paper Company’s xpedx division and Unisource Worldwide, the company employs approximately 8,900 team members across more than 180 distribution centers throughout the U.S., Mexico and Canada. For more information about Veritiv and its business segments visit www.veritivcorp.com.

Safe Harbor Provision

Certain statements contained in this press release regarding Veritiv Corporation’s (the “Company”) future operating results, performance, business plans, prospects, guidance and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to the Company or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only the Company’s current beliefs and assumptions with respect to future operating results, performance, business plans, prospects, guidance and other matters, and are based on information currently available to the Company. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the Company’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described in the Company’s publicly available reports filed with the Securities and Exchange Commission (“SEC”), which contain a discussion of various factors that may affect the Company’s business or financial results. Such risks and other factors, which in some instances are beyond the Company’s control, include: the industry-wide decline in demand for paper and related products; procurement and other risks in obtaining packaging, paper and facility products from our suppliers for resale to our customers; increased competition from existing and non-traditional sources; loss of significant customers; our ability to collect trade receivables from customers to whom we extend credit; successful integration of the legacy xpedx and Unisource businesses and realization and timing of the expected synergy and other cost savings from the Merger; fuel cost increases; inclement weather, anti-terrorism measures and other disruptions to the transportation network; our ability to generate sufficient cash to service our debt; our ability to comply with the covenants contained in our debt agreements; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; our ability to put in place in a timely manner the Sarbanes-Oxley procedures necessary as a public company; increasing interest rates; foreign currency fluctuations; changes in accounting standards and methodologies; regulatory changes and judicial rulings impacting our business; adverse results from litigation, governmental investigations or audits, or tax related proceedings or audits; the effects of work stoppages, union negotiations and union disputes; our reliance on third-party vendors for various services; and other events of which we are presently unaware or that we currently deem immaterial that may result in unexpected adverse operating results. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the SEC through a Form 8-K. The Company’s Annual Report on Form 10-K for the year ended December 31, 2014 to be filed with the SEC may contain updates to the information included in this release.

Financial Statements

Because the Merger of the legacy xpedx distribution solutions business with that of UWW Holdings Inc., the parent company of Unisource, occurred on July 1, 2014, please note the following when reviewing the Veritiv Statements of Operations, Balance Sheets, and Statements of Cash Flows included with this release:

•	The Veritiv Consolidated and Combined Statements of Operations for the three- and 12-months ended December 31, 2013 reflects the results of the legacy xpedx business only. The Veritiv Consolidated and Combined Statements of Operations for the three- and 12-months ended December 31, 2014 includes the legacy xpedx business for the full period presented and the legacy Unisource results from July 1, 2014.
•	The Veritiv Consolidated and Combined Balance Sheets as of December 31, 2013 reflects the assets, liabilities and equity of the legacy xpedx business only. The Veritiv Consolidated and Combined Balance Sheets as of December 31, 2014 reflects the assets, liabilities and equity of the combined legacy xpedx and Unisource businesses.
•	The Veritiv Consolidated and Combined Statements of Cash Flows for the 12-months ended December 31, 2013 reflects the results of the legacy xpedx business only. The Veritiv Consolidated and Combined Statements of Cash Flows for the 12-months ended December 31, 2014 include the legacy xpedx business for the full twelve months presented and the legacy Unisource results from July 1, 2014.

Consolidated and Combined Statements of Operations

VERITIV CORPORATION

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(in millions, except share and per share data, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net sales (including sales to related parties of $9.2 and $12.7 for the three months ended December 31, 2014 and 2013, respectively, and $42.7 and $53.0 for the year ended December 31, 2014 and 2013, respectively)	$2,379.8	$1,418.3	$7,406.5	$5,652.4
Cost of products sold (including purchases from related parties of $73.4 and $138.8 for the three months ended December 31, 2014 and 2013, respectively, and $412.6 and $604.4 for the year ended December 31, 2014 and 2013, respectively) (exclusive of depreciation and amortization shown separately below)	1,988.6	1,191.3	6,180.9	4,736.8
Distribution expenses	136.8	79.4	426.2	314.2
Selling and administrative expenses	219.9	139.3	689.1	548.2
Depreciation and amortization	14.5	4.3	37.6	17.1
Merger and integration expenses	18.2	-	75.1	-
Restructuring charges	5.0	7.5	4.0	37.9
Operating income (loss)	(3.2)	(3.5)	(6.4)	(1.8)
Interest expense, net	7.2	-	14.0	-
Other expense (income), net	1.1	0.1	1.2	(2.2)
Income (loss) from continuing operations before income taxes	(11.5)	(3.6)	(21.6)	0.4
Income tax expense (benefit)	2.5	(1.6)	(2.1)	0.4
Income (loss) from continuing operations	(14.0)	(2.0)	(19.5)	(0.0)
Income (loss) from discontinued operations, net of income taxes	-	0.2	(0.1)	0.2
Net income (loss)	$(14.0)	$(1.8)	$(19.6)	$0.2

Earnings (loss) per share:
Basic and diluted
Continuing operations	$(0.88)	$(0.25)	$(1.61)	$(0.00)
Discontinued operations	-	0.02	(0.01)	0.02
Basic and diluted earnings (loss) per share	$(0.88)	$(0.23)	$(1.62)	$0.02

Weighted-average shares outstanding - basic and diluted	16,000,000	8,160,000	12,080,000	8,160,000

Consolidated and Combined Balance Sheets

VERITIV CORPORATION

CONSOLIDATED AND COMBINED BALANCE SHEETS

(dollars in millions, except par value, unaudited)

	December 31,	December 31,
	2014	2013
Assets
Current assets:
Cash	$57.6	$5.7
Accounts receivable, less allowances of $39.0 and $22.7 in 2014 and 2013, respectively	1,115.1	669.7
Related party receivable	3.9	10.1
Inventories	673.2	360.9
Other current assets	109.3	26.3
Assets held for sale	-	9.3
Total current assets	1,959.1	1,082.0
Property and equipment, net	377.4	107.1
Goodwill	52.4	26.4
Other intangibles, net	36.1	9.3
Non-current deferred income tax assets	105.6	22.7
Other non-current assets	43.9	9.4
Total assets	$2,574.5	$1,256.9
Liabilities and Equity
Current liabilities:
Accounts payable	$589.8	$357.3
Related party payable	11.0	2.6
Accrued payroll and benefits	111.1	54.9
Deferred income tax liabilities	21.1	13.5
Other accrued liabilities	100.5	36.5
Current maturities of long-term debt	3.8	-
Financing obligations to related party, current portion	13.8	-
Total current liabilities	851.1	464.8
Long-term debt, net of current maturities	855.0	-
Financing obligations to related party, less current portion	212.4	-
Defined benefit pension obligations	36.3	-
Other non-current liabilities	107.2	12.5
Total liabilities	2,062.0	477.3
Commitments and contingencies
Equity:
Parent company investment, prior to Spin-off	-	784.3
Shareholders' equity:
Preferred stock, $0.01 par value, 10 million shares authorized, none issued	-	-
Common stock, $0.01 par value, 100 million shares authorized, 16 million shares issued and outstanding	0.2	-
Additional paid-in capital	562.4	-
Accumulated deficit	(28.0)	-
Accumulated other comprehensive loss	(22.1)	(4.7)
Total shareholders' equity	512.5	(4.7)
Total equity	512.5	779.6
Total liabilities and equity	$2,574.5	$1,256.9

Consolidated and Combined Statements of Cash Flows

VERITIV CORPORATION

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(in millions, unaudited)

	Year Ended December 31,
	2014	2013
Operating Activities
Net income (loss)	$(19.6)	$0.2
Income (loss) from discontinued operations, net of income taxes	(0.1)	0.2
Income (loss) from continuing operations	(19.5)	(0.0)
Depreciation and amortization	37.6	17.4
Amortization of deferred financing fees	2.2	-
Net gains on sales of property and equipment	(2.3)	(6.4)
Provision for allowance for doubtful accounts	12.8	6.4
Deferred income tax provision	(9.7)	3.3
Stock-based compensation	4.3	15.4
Other noncash items, net	1.6	-
Changes in operating assets and liabilities, net of Merger
Accounts receivable and related party receivable	(17.7)	(1.3)
Inventories	28.2	12.3
Other current assets	(21.8)	3.1
Accounts payable and related party payable	(44.5)	7.2
Accrued payroll and benefits	19.9	(0.5)
Other accrued liabilities	15.4	4.1
Other	(0.4)	(8.0)
Net cash provided by operating activities - continuing operations	6.1	53.0
Net cash used for operating activities - discontinued operations	(1.1)	(0.8)
Net cash provided by operating activities	5.0	52.2
Investing Activities
Net cash acquired in Merger	31.8	-
Property and equipment additions	(17.2)	(9.8)
Proceeds from asset sales	4.8	22.7
Other	0.5	0.3
Net cash provided by investing activities	19.9	13.2
Financing Activities
Net cash transfers to Parent	(60.3)	(70.8)
Change in book overdrafts	1.6	(5.8)
Transfer to Parent in connection with Spin-off	(432.8)	-
Repayment of Unisource Senior Credit Facility	(303.9)	-
Borrowings of long-term debt	3,142.2	-
Repayments of long-term debt	(2,294.4)	-
Payments under equipment capital lease obligations	(1.3)	-
Payments under financing obligations to related party	(6.8)	-
Deferred financing fees	(22.4)	-
Net cash provided by (used for) financing activities - continuing operations	21.9	(76.6)
Net cash provided by financing activities - discontinued operations	1.1	-
Net cash provided by (used for) financing activities	23.0	(76.6)
Effect of exchange rate changes on cash	4.0	1.5
Net change in cash	51.9	(9.7)
Cash at beginning of period	5.7	15.4
Cash at end of period	$57.6	$5.7
Supplemental Cash Flow Information
Cash paid for income taxes, net of refunds	$2.0	$0.7
Cash paid for interest	11.5	-
Non-Cash Transactions
Common stock issued in connection with Spin-off	$277.9	$-
Common stock issued in connection with Merger	284.7	-
Contingent liability associated with the Tax Receivable Agreement	58.8	-
Non-cash transfers (to) from Parent	(26.0)	20.3

Non-GAAP Measures

We supplement our financial information prepared in accordance with GAAP with Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, restructuring charges (income), non-restructuring stock-based compensation expense, LIFO (income) expense, asset impairment charge, non-restructuring severance charges, gain on sale of joint venture, Merger and integration expenses, (income) loss from discontinued operations, net of income taxes, fair value adjustments on the contingent liability associated with the Tax Receivable Agreement ("TRA") and certain other adjustments) because we believe investors commonly use Adjusted EBITDA as a main component of valuing companies such as ours. In addition, the credit agreement governing our ABL Facility permits us to exclude these and other charges in calculating “Consolidated EBITDA” pursuant to such credit agreement.

Adjusted EBITDA is not a measurement of financial performance under GAAP. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to, similarly titled measures used by other companies. As a result, we consider and evaluate non-GAAP measures in connection with a review of the most directly comparable measure calculated in accordance with GAAP. We caution investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measure. Adjusted EBITDA has a limitation as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP. Please see the following schedules and related footnotes for reconciliations of non-GAAP measures to the most comparable GAAP measures.

Table I

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(in millions, unaudited)

	Three Months Ended December 31, 2014			Three Months Ended December 31, 2013
	Veritiv As Reported	Pro Forma Adjustments*	Veritiv Pro Forma	Veritiv As Reported	Pro Forma Adjustments*	Veritiv Pro Forma
Net sales	$2,379.8	$-	$2,379.8	$1,418.3	$1,076.4	$2,494.7

Net income (loss)	$(14.0)	$12.9	$(1.1)	$(1.8)	$12.1	$10.3
Interest expense, net	7.2	-	7.2	-	6.4	6.4
Income tax expense (benefit)	2.5	8.3	10.8	(1.6)	3.9	2.3
Depreciation and amortization	14.5	(1.1)	13.4	4.3	9.9	14.2
EBITDA	10.2	20.1	30.3	0.9	32.3	33.2
Restructuring charges (income)	5.0	-	5.0	7.5	(6.9)	0.6
Non-restructuring stock-based compensation	-	-	-	3.4	0.1	3.5
LIFO (income) expense	7.1	(1.9)	5.2	1.5	2.0	3.5
Non-restructuring severance charges	0.2	-	0.2	1.4	0.2	1.6
Merger and integration expenses	18.2	(18.2)	-	-	-	-
Fair value adjustment on TRA contingent liability	1.7	-	1.7	-	-	-
Other	(2.1)	-	(2.1)	-	0.5	0.5
Loss (income) from discontinued operations, net of income taxes	-	-	-	(0.2)	-	(0.2)
Adjusted EBITDA	$40.3	$0.0	$40.3	$14.5	$28.2	$42.7

Adjusted EBITDA as a % of net sales	1.7%		1.7%	1.0%		1.7%

*	Pro forma adjustments take into account the merger with UWW Holdings, Inc. and the related financing as if they occurred on January 1, 2013, as well as purchase accounting adjustments and adjustments for one-time costs related to the merger.

Table II

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(in millions, unaudited)

	Year Ended December 31, 2014			Year Ended December 31, 2013
	Veritiv As Reported	Pro Forma Adjustments*	Veritiv Pro Forma	Veritiv As Reported	Pro Forma Adjustments*		Veritiv Pro Forma
Net sales	$7,406.5	$1,907.6	$9,314.1	$5,652.4	$4,089.1		$9,741.5

Net income (loss)	$(19.6)	$42.3	$22.7	$0.2	$180.9	(1)	$181.1
Interest expense, net	14.0	12.4	26.4	-	25.9		25.9
Income tax expense (benefit)	(2.1)	44.3	42.2	0.4	(267.9	)(1)	(267.5)
Depreciation and amortization	37.6	14.7	52.3	17.1	39.1		56.2
EBITDA	29.9	113.7	143.6	17.7	(22.0)		(4.3)
Restructuring charges (income)	4.0	0.2	4.2	37.9	(3.4)		34.5
Non-restructuring stock-based compensation	4.0	0.1	4.1	13.1	0.4		13.5
LIFO (income) expense	6.3	(2.8)	3.5	3.4	3.3		6.7
Asset impairment charge	-	2.8	2.8	-	0.4		0.4
Non-restructuring severance charges	2.6	0.4	3.0	2.3	0.4		2.7
Gain on sale of joint venture	-	(6.6)	(6.6)	-	-		-
Merger and integration expense	75.1	(75.1)	-	-	103.5		103.5
Fair value adjustment on TRA contingent liability	1.7	-	1.7	-	-		-
Other	(1.7)	(1.1)	(2.8)	-	4.5		4.5
Loss (income) from discontinued operations, net of income taxes	0.1	-	0.1	(0.2)	-		(0.2)
Adjusted EBITDA	$122.0	$31.6	$153.6	$74.2	$87.1		$161.3

Adjusted EBITDA as a % of net sales	1.6%		1.6%	1.3%			1.7%

(1)	Unisource's historical results for the year ended December 31, 2013 includes the reversal of a $238.7 million valuation allowance against its U.S. federal and a substantial portion of its state net deferred tax assets.

*	Pro forma adjustments take into account the merger with UWW Holdings, Inc. and the related financing as if they occurred on January 1, 2013, as well as purchase accounting adjustments and adjustments for one-time costs related to the merger.

Veritiv Contacts:

Investors: Neil Russell, 678-418-4215 Media: Ed Patterson, 678-418-4221